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                                                                    Exhibit 23.3

                  CONSENT OF GOMBERG, FREDRIKSON & ASSOCIATES

Gomberg, Fredrikson & Associates hereby consents to the references to it in the Prospectus of Beringer Wine Estates Holdings, Inc. constituting part of this Registration Statement.

September 30, 1997.

                                          Gomberg, Fredrikson & Associates


                                          /s/ Jon A. Fredrikson
                                          --------------------------------------
                                              Jon A. Fredrikson